Pulmatrix PUR3100 Program Overview



PULMATRIX

NASDAQ: PULM

PUR3100

Inhaled Dihydroergotamine (DHE) for
Treatment of Acute Migraine

- Significant unmet need in a large market represents ~$575M U.S. peak net revenue opportunity[1]
- Lung delivery offers many potential advantages including fast acting pain relief and symptom control with a favorable tolerability profile
- iSPERSE mitigates manufacturing / device issues leading to MAP0004 FDA complete response while enabling similar pharmacokinetics in order to pursue a similar development plan in which MAP0004 achieved Ph3 clinical endpoints



1 Source: Physician Interviews and Payer Interviews; ClearView Health Partners Analysis

Acute Treatment of Migraine:

Large underserved market

Large Market

>1 billion worldwide

>38 million U.S.

Affects 3x's more women than men

Large Unmet Medical Need

75% of patients not actively treated with Rx's due to poor efficacy

80% of patients on Rx's would try new therapies

High Pharmacoeconomic Burden

$38 billion annual cost – U.S. (healthcare & lost productivity)

~ 150 million lost workdays – U.S.

Acute Treatment

New preventative treatment options do not fully address the ongoing need for acute treatment of migraine

>50% of patients require acute care for breakthrough pain

PULMATRIX

Source: Migraine Research Foundation

Suggested Migraine Model

DHE is effective for acute treatment of migraine with aura regardless of time of administration relative to migraine onset[2]

DHE has 5-HT$_{2A}$ receptor antagonist activity – involved in mood disorders[3]



PREMONITORY
AURA
ATTACK
POSTDROME
INTERICTAL
DHE has D2 antagonist activity, and a dopamine imbalance during migraine attacks may contribute to pain, discomfort, increased sensory sensitivity (eg, phonophobia and photophobia), and aversive reactions to environmental stimuli[4]

DHE could confer anti-nausea activity via D2 receptor antagonism[1]

DHE binds to the ephrin type B receptor 2[5], which has been implicated in memory, and DHE has been shown to improve memory loss in post-concussive syndrome[6]

PULMATRIX

1. Cook RO, et al. *Headache*. 2009;49:1423-1434;, 2. Tepper SJ, et al. *Mayo Clin Proc.* 2011;86:948-955; 3. Marek GJ, et al. *Neuropsychopharmacology*. 2003;28:402-412; 4. DaSilva AF, et al. *Neurology*. 2017;88:1634-1641; 5. Suzuki K, et al. *FEBS Open Bio*. 2016;6:461-468; 6. McBeath JG, Nanda A. *Headache*. 1994;34:148-151.

Migraine – Pulmonary Inhaled DHE Therapy Potential Advantages

What Do Patients Want?

1	2	3	4	5
Fast Acting Pain Relief (15–30 Minutes)	**Effective When Taken at Any Time During a Migraine**	**Long Lasting Relief**	**Ease of Dosing**	**Minimal Impact on Patient's Regular Activities**
Fast onset of action through early T_{max} and sustained target engagement[1,2]	Migraine upon awakening, quick to peek intensity, rescue for breakthrough[3]	24+ hour headache relief through sustained target engagement[3,4]	Inhaled preferred over intranasal, convenient device and administration	Absence of: nausea, lethargy, medication overuse, dysgeusia[5]

Inhaled DHE ✓

1. Aurora, S. K., et al. (2011). "MAP0004, Orally Inhaled DHE: A Randomized, Controlled Study in the Acute Treatment of Migraine." Headache: The Journal of Head and Face Pain 51(4): 507-517.
2. Kori, S., J. Zhang, D. Kellerman, T. Armer, and P. Goadsby. 2013. Sustained pain relief with dihydroergotamine in migraine is potentially due to persistent binding to 5-HT1B and 5-HT1D receptors. *The Journal of Headache and Pain* 14: P75–P75.
3. Tepper, S. J., et al. (2011). "MAP0004, Orally Inhaled Dihydroergotamine for Acute Treatment of Migraine: Efficacy of Early and Late Treatments." 86(10): 948-955.
4. Winner, P., et al. (1996). "A double-blind study of subcutaneous dihydroergotamine vs subcutaneous sumatriptan in the treatment of acute migraine." *Arch Neurol* 53(2): 180-184.
5. Saper, J. R., et al. (2006). "DHE in the pharmacotherapy of migraine: potential for a larger role." *Headache* 46 Suppl 4: S212-220.

PULMATRIX

MAP0004 Inhaled DHE

MAP0004 Product Profile

Orally inhaled DHE suspension for pMDI

- 1 to 6 actuations (0.22 mg/actuation delivered dose)[1]
- 1 mg IV Bolus dose comparison[1]
- Very rapid T_{max} at all doses (superior to IN)[1]
- C_{max} lower than IV DHE but in therapeutic window[1]
- Very linear kinetics[1]
- Safe and effective through Ph3 clinical trials[2]
- 3 CRLs from FDA based entirely on device/dose uniformity issues that are solved by iSPERSE

1. Shrewsbury, S. B., R. O. Cook, G. Taylor, C. Edwards, and N. M. Ramadan. 2008. Safety and pharmacokinetics of dihydroergotamine mesylate administered via a Novel (Tempo) inhaler. *Headache* 48: 355–67
2. Aurora, S. K., et al. (2011). "MAP0004, Orally Inhaled DHE: A Randomized, Controlled Study in the Acute Treatment of Migraine." Headache: The Journal of Head and Face Pain 51(4): 507-517.

pMDI = propellant metered dose inhaler



1 Actuation (N=6)
2 Actuations (N=6)
4 Actuations (N=12)
6 Actuations (N=12)
IV (N=16)
Mean DHE Concentration (pg/mL)
100000
10000
1000
100
0
15
30
45
60
Time (Minutes)
1 Actuation (N=6)
2 Actuations (N=6)
4 Actuations (N=12)
6 Actuations (N=12)
IV (N=16)
Mean DHE Concentration (pg/mL)
10000
1000
100
10
0
12
24
36
48
Time (Hours)

Fig 3.—Geometric mean DHE concentrations for each dose of MAP0004 and IV DHE at time points from 0 to 1 hour (top panel) and time points from 1 to 48 hours (bottom panel). DHE = dihydroergotamine; IV = intravenous.

PULMATRIX

DHE Efficacy is Driven by Peak Exposure

Peer analysis suggests *'C_{max} is dose-dependent and the best PK predictor of efficacy at 2hrs'*



% Pain Relief@2hrs (absolute) versus Cmax
Pain Relief @ 2hrs absolute response rate (%)
MIGRANAL
MAP0004
Ph3
SC
R² = 0.5504
Projected EMERGE 5.2 mg %PR2h if mean Cmax had been as observed in Ph1 PK trial (~2 ng/mL)
Actual EMERGE 5.2 mg %PR2h (50.8%)
Est. mean Cmax in EMERGE (~1.4 ng/mL) based on observed %ED
Cmax (ng/mL) reported in PK studies

PK parameter	R^2 (goodness of fit)
C_{max}	**0.55**
$AUC_{0\text{-}30min}$	**0.51**
$AUC_{0\text{-}60\,min}$	0.40
Time plasma concentration > 1 ng/mL	0.32
$AUC_{0\text{-}2hrs}$	0.24

- Analysis of existing data suggests that efficacy in most closely related to C_{max}
- Based on PUR3100 modelling, FPD doses of 0.3, 0.6 and 0.9 mg would result in C_{max}, values of approximately 2, 4 and 6 ng/mL
- These would result in putative 2h Pain Relief rates of approximately 60%, >80% and >100% (obviously not realistic)

PUR3100 Pharmacokinetics Compare Favorably With MAP0004

Dog inhaled kinetics predicts human inhaled kinetics

PUR3100 achieves similar pharmacokinetics to MAP0004 in the dog

Dose Normalized	C_{max} (ng/mL)/m	AUC_{0-INF} (ng*h/mL)/mg
MAP0004 Dog[1]	5.06	10.23
MAP0004 Human[2]	4.15	9.22
PUR3100 Dog[3]	6.74	10.21

MAP0004 dog pharmacokinetics accurately predicts MAP0004 human pharmacokinetics

All PUR3100 doses as predicted by dog data

Fine Particle Dose (mg)	C_{max} (ng/mL)	AUC_{0-INF} (ng*h/mL)
Predicted PUR3100 0.9mg	6.06	9.19
Predicted PUR3100 0.6mg	4.04	6.13
Predicted PUR3100 0.3mg	2.02	3.06
Actual Clinical MAP0004 0.88mg	3.65	8.12
Actual Clinical MAP0004 0.44mg	1.15	3.13

MAP0004 actual clinical dose was 0.6mg

PUR3100 compares favorably to the final MAP0004 clinical dose of 0.6mg, which would have a C_{max} and AUC between 0.88mg and 0.44mg

PULMATRiX

1. Armer, T. A., et al. (2011). "Toxicological Assessment of Dihydroergotamine after Chronic Inhalation in Dogs." *Toxicologic Pathology* 39(3): 544-552
2. Shrewsbury, S. B., et al. (2008). "Safety and pharmacokinetics of dihydroergotamine mesylate administered via a Novel (Tempo) inhaler." *Headache* 48(3): 355-367.
3. Pulmatrix 14-Day Dog study 201-0143

All PUR3100 Doses are Anticipated to Be in Therapeutic Window

Orally inhaled DHE (MAP0004) has a superior profile to other DHE



Predicted C_{max} at 0.5, 1.0 and 1.5mg nominal PUR3100 dose
>50% Emesis
Therapeutic Window
Sub Therapeutic Exposure
IV 1 mg (MAP)
MAP0004 0.44 mg
MAP0004 0.88 mg
STS101 5.4 mg
INP104 1.45mg
DHE pg/mL
100,000
10,000
1,000
100
10
0
1
2
3
4
Time (h)

- Blue arrows indicate modelled C_{max} for proposed PUR3100 clinical nominal doses of 0.5, 1 and 1.5mg
  - Fine particle dose estimated to be 0.3, 0.6 and 0.9 mg
- Orally inhaled DHE (MAP0004) shows consistently shorter time to T_{max} than nasal delivered DHE
- PUR3100 is expected to achieve a higher C_{max} than nasal delivered DHE and C_{max} ≥ MAP0004 clinical dose, which was shown safe and effective in Ph3 studies

PULMATRIX

INP104 - Shrewsbury, S. B., et al. (2019). Headache 59(3): 394-409.
STS101 & IM - Albrecht, D., et al. (2020). Headache 60(4): 701-712.
MAP0004 & IV - Shrewsbury, S. B., et al. (2008). Headache 48(3): 355-367.

PUR3100 Initial Phase 1 Clinical Study to Evaluate Safety, Tolerability and Pharmacokinetics

To demonstrate safety and comparative bioavailability of PUR3100 (pulmonary inhaled) relative to IV DHE

Randomized Double-blind, Double-dummy Single Dose Study in 24 Healthy Volunteers

Healthy Volunteers

24 subjects

Randomized to dose group

- **Inhaled Placebo + 1mg IV DHE** (n=6)
- **Inhaled PUR3100 500µg + IV Placebo** (n=6)
- **Inhaled PUR3100 1000 µg + IV Placebo** (n=6)
- **Inhaled PUR3100 1500 µg + IV Placebo** (n=6)

Initial Phase 1 Study

- IV DHE or 1 of 4 doses of PUR3100 with matching placebo
- Assessment of safety, tolerability, and PK after administration of single dose
- PK data from IV DHE allows for preliminary assessment of comparable bioavailability between IV DHE and PUR3100

2022

Q1	Q2	Q3	Q4
		Phase 1 Trial Anticipated Start	Phase 1 Data Anticipated

PULMATRIX

PUR3100 Ph2 Dose Confirmation Study Intended to Demonstrate Proof of Concept and Enable Pivotal Study

Study may be initiated in 2023 enabled by potential FDA meeting in Q1 2023

Randomized Double-blind Placebo-controlled Study in Otherwise Healthy Patients with Migraine

Healthy Patients with Migraine

90 patients randomized evenly across 3 groups

- **Placebo** (n=30)
- **PUR3100 Dose 1** (n=30)
- **PUR3100 Dose 2** (n=30)

Phase 2-Dose Confirmation

- Patients provided with dose to administer at home during next migraine within 28 days and record safety and efficacy data
- Study results facilitate selection of dose for pivotal study and provide estimation of effect on relevant endpoints

PULMATRIX

PUR3100: $575M Peak Net Revenue Potential at LOE in the U.S.

Physician and Patient Feedback

- **40%** — % of triptan patients experiencing a suboptimal response
- **44%** — % of patients ranking *"starts to show improvement by 30 minutes"* as the #1 most important product attribute
- **~63%** — % of patients responding that they would prefer PUR3100 over nasal DHE administration
- **40%** — % increase in likelihood that a physician will prescribe after a patient request for PUR3100
- **40%** — % of patients who may proactively request PUR3100

$575M
Peak Net Revenue

Payer Feedback

- **2** — generic treatment failures required
- **8** — per month quantity limit
- **60%** — market access at $880 per month

PULMATRIX

Source: Physician Interviews; Payer Interviews; Patient Research: ClearView Analysis. * Also includes discount for patient compliance, patient persistence, and gross-to-net adjustment and peak revenues expected at loss of market exclusivity, ~16 years post launch; Estimate based on ClearView Analysis, which took into account uninsured patients, patients who are unwilling to pay, and projected access restrictions placed by payers

Pulmatrix PUR3100 Program Overview



NASDAQ: PULM